                                                                  Exhibit (b)(2)

                              AMENDMENT AGREEMENT
                                  relating to
                               US$ 6,000,000,000
                    SYNDICATED TERM LOAN FACILITY AGREEMENT




                                    between



                         NTT COMMUNICATIONS CORPORATION
                                 (as Borrower)



                       THE DAI-ICHI KANGYO BANK, LIMITED
                             THE FUJI BANK, LIMITED
                              (as Joint Arrangers)



                       THE DAI-ICHI KANGYO BANK, LIMITED
                              (as Facility Agent)



                                      and



                         SEVERAL FINANCIAL INSTITUTIONS
                                  (as Lenders)

THIS AGREEMENT is dated 9 August 2000 and made

BETWEEN:

(1)   NTT COMMUNICATIONS CORPORATION (the "Borrower");

(2) THE DAI-ICHI KANGYO BANK, LIMITED and THE FUJI BANK, LIMITED as Joint Arrangers (the "Joint Arrangers");

(3) THE SEVERAL BANKS whose names appear in EXHIBIT A as Lenders (individually a "Lender" and collectively "Lenders"); and

(4) THE DAI-ICHI KANGYO BANK, LIMITED as facility agent for the Lenders (in this capacity the "Facility Agent")

in relation to US$ 6,000,000,000 Syndicated Term Loan Facility Agreement (the "Facility Agreement") dated 12 June 2000 and made between the parties hereto.

NOW IT IS HEREBY AGREED as follows:

1.    DEFINITIONS

      Unless otherwise defined herein, the terms defined in the Facility Agreement shall have the same respective meanings when used herein.

2.    AMENDMENT

2.1 The existing Exhibit A attached to the Facility Agreement shall be deleted in its entirety and substituted by Exhibit A attached hereto.

2.2 Save to the extent that the Facility Agreement is amended hereby, the provisions of the Facility Agreement shall continue in full force and effect.

3.    EFFECTIVE DATE

      The amendment hereby shall become effective on the date hereof.

4.    GOVERNING LAW

      This Agreement shall be governed by, and shall be construed in accordance with, Japanese law.

5.    JURISDICTION

      Each of the parties hereto agrees that the Tokyo District Court shall have jurisdiction over any disputes which may arise in connection with this Agreement.

IN WITNESS whereof, the parties hereto have caused this Agreement to be duly executed in one original copy hereof on the date first written above and the Facility Agent shall keep the said original copy.

                                   EXHIBIT A

                                  COMMITMENTS

Name of Lender Commitment
-------------------------

The Dai-Ichi Kangyo Bank, Limited         US$1,733,333,000

The Fuji Bank, Limited                    US$1,733,333,000

The Industrial Bank of Japan, Limited       US$866,666,000

The Sumitomo Bank, Limited                  US$866,666,000

The Bank of Tokyo-Mitsubishi, Ltd.          US$433,334,000

The Sakura Bank, Limited                    US$433,334,000

The Sanwa Bank, Limited                     US$433,334,000

----------------------------------------------------------
Total Commitments                        US$ 6,500,000,000

                                  SIGNATORIES



The Borrower                         NTT COMMUNICATIONS CORPORATION
------------

                                  SIGNATORIES



The Facility Agent, a Joint Arranger and a     THE DAI-ICHI KANGYO BANK, LIMITED
------------------------------------------
Lender
------

                                  SIGNATORIES


A Joint Arranger and a Lender          THE FUJI BANK, LIMITED
-----------------------------

                                  SIGNATORIES



A Lender                               THE INDUSTRIAL BANK OF JAPAN, LIMITED
--------                               -------------------------------------

                                  SIGNATORIES



A Lender                               THE SUMITOMO BANK, LIMITED
--------                               --------------------------

                                  SIGNATORIES



A Lender                               THE BANK OF TOKYO-MITSUBISHI, LTD.
--------                               ----------------------------------

                                  SIGNATORIES



A Lender                               THE SAKURA BANK, LIMITED
--------                               ------------------------

                                  SIGNATORIES



A Lender                               THE SANWA BANK, LIMITED
--------                               -----------------------